Exhibit 10.17

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (this “Agreement”) is made as of July 29, 2013, by and between DORIAN LPG MANAGEMENT CORP., a Marshall Islands corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Dorian”), and DORIAN (HELLAS) S.A., a Panama corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Hellas”).

WHEREAS, Hellas is engaged in providing vessel management services to vessels engaged in international commerce, including to LPG vessels owned by Dorian LPG Ltd., an indirect parent of Dorian;

WHEREAS, Dorian has been recently formed for the purpose of providing vessel management services for LPG vessels engaged in international commerce, inclusive of those LPG vessels under the management of Hellas (the “LPG Business”);

WHEREAS, Hellas leases certain office space located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (the “Premises”) and employs managerial, accounting, secretarial and other personnel located at the Premises for the conduct of its business;

WHEREAS, during the Transition Period (as defined below), Dorian desires to utilize (i) part of the Premises, (ii) the services of certain personnel employed by Hellas, and (iii) equipment, services and resources of Hellas (or provided by third parties to Hellas) in the running by Dorian of its LPG Business;

WHEREAS, in consideration for continuing management of Dorian LPG Ltd.’s vessels, Hellas desires to share these resources with Dorian;

WHEREAS, Hellas also agrees to transition and transfer over to Dorian, during the interim period from the date hereof and ending upon the earlier of: (i) the public listing of the shares of Dorian LPG Ltd. on Oslo Bors or (ii) eight (8) months from the date hereof (the “Transition Period”), all of the assets and properties of Hellas used or held for use in or otherwise relating to, and certain Hellas’s personnel employed in Hellas’s vessel management services for LPG vessels engaged in international commerce (“Hellas LPG Business”), and, as consideration thereof, Dorian shall continue to employ such Hellas’s personnel.

NOW, THEREFORE, it is agreed as follows:

1.                                      USE OF OFFICE SPACE, FACILITIES, ETC. OF HELLAS

1.1                               During the term of this Agreement, Dorian will be entitled to the use and occupancy of certain office space, which is located on the Premises, and related facilities and services to carry out and perform its day-to-day activities, inclusive of Hellas’s computer and telephone service, computer and internet server, internet connection, postage meter, facsimile and copying facilities, and general office supplies.

2.                                      SUPPORT SERVICES AND PERSONNEL OF HELLAS

2.1                               During the term of this Agreement, Hellas, by use of its personnel, shall provide such financial, accounting, secretarial and other services as may from time to time be requested by Dorian.

3.                                      HELLAS’S LPG BUSINESS TRANSITION

3.1                               During the Transition Period, Hellas shall transfer, convey, assign and deliver to Dorian, free and clear of all encumbrances, and Dorian shall acquire from Hellas, Hellas LPG Business as a going concern and all of Hellas’s right, title and interest in, to and under all assets, properties, interests in properties and rights of Hellas relating to or used in connection with Hellas LPG Business, whether real, personal or mixed, tangible or intangible, wherever located, as the same exist as of the date of this Agreement.

3.2                               In consideration for the foregoing, Dorian agrees to continue to employ Hellas’s personnel transferred to Dorian and pay all expenses related thereto.

3.3                               At the closing of the transfer of Hellas’s LPG Business to Dorian (the “Closing”), Hellas shall execute and deliver to Dorian a bill of sale, assignment and assumption agreement in the form agreed by the parties, assignments of contracts and leases, titles to land, assignments of patents, trademarks, domain names and copyrights and such other deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be necessary or that Dorian deems desirable to transfer, convey and assign good and marketable title to Hellas LPG Business free and clear of any and all encumbrances.  Hellas shall each take all legal steps that may be necessary to put Dorian in possession and operating control of Hellas LPG Business.

3.4                               Hellas hereby represents and warrants to Dorian that any assets transferred to Dorian are, and as of the Closing will be, in good working condition, reasonable wear and tear excepted and, collectively, are sufficient to permit the continued operation of the LPG Business in substantially the same manner as currently conducted by Hellas.

4.                                      TERMINATION AND ASSIGNMENT.

4.1                               This Agreement shall terminate upon the completion of the transfer of Hellas LPG Business to Dorian.

4.2                               Except as otherwise specifically provided in this Agreement, this Agreement and any rights pursuant hereto shall not be assignable by any party without the consent of each of the other parties hereto, which may be granted or withheld in each party’s sole discretion.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective permitted assigns, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective permitted assigns, from any obligations or liabilities that would otherwise be applicable.  The terms of this Agreement shall be binding upon the respective permitted successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and by their respective permitted successors and assigns.

5.                                      GOVERNING LAW.

This Agreement is made pursuant to and shall be governed by and interpreted under the laws of the State of New York without giving effect to conflict of laws principles.

6.                                      NOTICE.

All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been duly given when received by the party receiving the notice by hand, or when delivered by the U.S. Postal Service as certified or registered mail, postage prepaid, or when transmitted by fax with confirmed answerback received.  Delivery “by hand” includes commercial express or courier service or overnight delivery service.  All notices shall be sent to the addresses of the parties as set forth in the preamble of this Agreement.

7.                                      MISCELLANEOUS.

7.1                               Each of the parties shall take such actions and sign and deliver such other instruments and documents as may be reasonable, necessary or appropriate to effectuate the transactions contemplated under this Agreement; provided, however, that the taking of such acts or the execution of such documents will not result in material cost or liability to the respective party which is not otherwise required under this Agreement.

7.2                               Any disputes arising under or relating to this Agreement that are not capable of amicable resolution shall be submitted to arbitration in New York City before a panel of three arbitrators, one appointed by each of Dorian and Hellas and the third by the two so chosen.  The award of the arbitrators may include costs, including a reasonable allowance for attorney’s fees, and judgment may be entered upon any award made hereunder in any court of competent jurisdiction for the purposes of enforcement and shall be final and binding.

7.3                               This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

7.4                               This Agreement may be executed in counterparts, a complete set of which shall be deemed an original, and in duplicates, each of which shall constitute an original.  Copies of this Agreement showing the true signatures of the parties, whether produced by photographic, digital, computer, or other reproduction, may be used for all purposes as originals.

7.5                               This Agreement may be amended only by written agreement signed by each party to this Agreement.

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IN WITNESS WHEREOF, Hellas and Dorian have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date and year first above written.

DORIAN LPG MANAGEMENT CORP.

By:	/s/ John Hadjipateras
Name: John Hadjipateras
Title: Chairman

DORIAN (HELLAS) S.A.

By:	/s/ Constantine J. Markakis
Name: Constantine J. Markakis
Title: President/Director

AMENDMENT NO. 1
TO
TRANSITION AGREEMENT

THIS AMENDMENT NO. 1 TO THE TRANSITION AGREEMENT (this “Amendment”), is made and entered into as of March 1, 2014, by and between DORIAN LPG MANAGEMENT CORP., a Marshall Islands corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Dorian”), and DORIAN (HELLAS) S.A., a Panama corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Hellas” and together with Dorian, the “Parties”).

WHEREAS, on July 29, 2013, the Parties have entered into that certain Transition Agreement (the “Original Agreement”), pursuant to which Hellas has agreed, among other things, to transition and transfer over to Dorian, during the interim period from the date of the Original Agreement and ending upon the earlier of: (i) the public listing of the shares of Dorian LPG Ltd. on Oslo Bors or (ii) eight (8) months from the date hereof (the “Transition Period”), all of the assets and properties of Hellas used or held for use in or otherwise relating to, and certain Hellas’s personnel employed in Hellas’s vessel management services for LPG vessels engaged in international commerce.

WHEREAS, Dorian and Hellas wish to extend the Transition Period to June 30, 2014 or such earlier date as may be mutually agreed by the Parties.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual premises and covenants herein set forth, the Parties hereto hereby agree to amend the Original Agreement as follows:

1.                                      The definition of the Transition Period is hereby amended to mean the interim period from the date of the Original Agreement and ending June 30, 2014 or such earlier date as may be mutually agreed by the Parties.

2.                                      All other terms of the Original Agreement shall remain in full force and effect.

3.                                      This Amendment may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

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IN WITNESS WHEREOF, Dorian and Hellas have caused this Amendment to be executed on their behalf by their duly authorized representatives as of the date and year first above written.

DORIAN LPG MANAGEMENT CORP.

By:	/s/ Konstantinos J. Markakis
Name: Konstantinos J. Markakis
Title: President

DORIAN (HELLAS) S.A.

By:	/s/ Konstantinos J. Markakis
Name: Konstantinos J. Markakis
Title: President